UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   June 20, 2024

CREDIT ACCEPTANCE CORPORATION
(Exact name of registrant as specified in its charter)

Michigan		000-20202	38-1999511
(State or other jurisdiction of incorporation)		(Commission File Number)	(IRS Employer Identification No.)

25505 West Twelve Mile Road
Southfield,	Michigan		48034-8339
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code:   (248) 353-2700

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	CACC	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

The information set forth below under Item 2.03 is hereby incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 20, 2024, Credit Acceptance Corporation (the “Company”, “Credit Acceptance”, “we”, “our”, or “us”) entered into a $550.0 million non-recourse secured financing (the “Financing”). Pursuant to this transaction, we conveyed consumer loans having a value of approximately $687.7 million to a wholly-owned special purpose entity, Credit Acceptance Funding LLC 2024-2 (“Funding 2024-2”), which transferred the loans to a trust, which will issue three classes of notes:

Note Class	Amount	Average Life		Price	Interest Rate
A	$272,440,000	2.50	years	99.99846%	5.95%
B	$110,290,000	3.16	years	99.97870%	6.11%
C	$167,270,000	3.67	years	99.97885%	6.70%

The Financing will:
•have an expected average annualized cost of approximately 6.5% including the initial purchasers’ fees and other costs;
•revolve for 24 months, after which it will amortize based upon the cash flows on the conveyed loans; and
•be used by us to repay outstanding indebtedness and for general corporate purposes.

We will receive 4.0% of the cash flows related to the underlying consumer loans as a servicing fee to cover our servicing expenses. The remaining 96.0%, less amounts due to dealers for payments of dealer holdback, will be used to pay principal and interest on the notes as well as the ongoing costs of the Financing. The Financing is structured so as not to affect our contractual relationships with dealers and to preserve the dealers’ rights to future payments of dealer holdback.

The notes have not been and will not be registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This Current Report on Form 8-K does not and will not constitute an offer to sell or the solicitation of an offer to buy the notes.

The parties to the Financing are the Company, as servicer, Credit Acceptance Auto Loan Trust 2024-2, as issuer (the “Trust”), Funding 2024-2, as seller, and Computershare Trust Company, N.A., as trust collateral agent, indenture trustee, and backup servicer.

The Financing creates debt for which the Trust is liable and which is secured by all the assets of the Trust. Such debt is non-recourse to the Company (other than customary, limited recourse to the Company in the form of repurchase obligations or indemnification obligations for any violations by the Company of its representations or obligations as seller, servicer, or custodian), even though the Trust, Funding 2024-2, and the Company are consolidated for financial reporting purposes. Except for the servicing fee and payments due to dealers, if the Financing is amortizing, the Company does not have any rights in any portion of such collections until all outstanding principal, accrued and unpaid interest, fees, and other related costs have been paid in full. If the Financing is in its revolving period, Funding 2024-2 is entitled to the portion of such collections available after application of any amounts necessary to acquire additional consumer loans from the Company and to pay accrued interest on the debt and any other transaction expenses, provided that any necessary principal payments are made to compensate for reductions in the balance of eligible loans or reductions in forecasted collections. In addition, in its capacity as servicer of the consumer loans, the Company does have a limited right to exercise a “clean-up call” option to purchase the consumer loans from Funding 2024-2 and/or the Trust under certain specified circumstances.

The Financing may be accelerated upon the occurrence of an “indenture event of default.” An “indenture event of default” includes: a default by the Trust in the payment of interest or principal when due; any breach of covenant or any material breach of representation or warranty that is not cured within a specified time following notice; the occurrence of certain bankruptcy or insolvency events involving the Trust or Funding 2024-2; the failure of cumulative collections on the transferred assets to be more than a threshold percentage of cumulative projected collections for three consecutive collection periods; a transfer by Funding 2024-2 of its ownership of the Trust (other than as permitted by the transaction documents); the failure of Funding 2024-2 to observe in any material respect any of its limited purpose covenants after giving effect to notice and grace periods; the failure of the indenture trustee to have a valid and perfected first priority security interest in a material portion of the Trust’s property if such failure has not been cured within ten business days; the Issuer becoming an investment company within the meaning of the Investment Company Act of 1940; and the cessation of any transaction document to be in full force and effect.

The terms and conditions of this transaction are set forth in the agreement attached hereto as Exhibits 4.146 through 4.151 to this Form 8-K and incorporated herein by reference.

Additionally, on June 21, 2024, the Company entered into the Second Amendment to the Loan and Security Agreement (the “Amendment”), dated as of June 21, 2024, among the Company, Credit Acceptance Funding LLC 2022-2, Bank of Montreal, Fairway Finance Company, LLC, and BMO Capital Markets Corp. Under the Amendment, we increased the amount of the asset-backed non-recourse secured financing that we entered into on December 15, 2022 and to which we refer as Term ABS 2022-2 from $200.0 million to $300.0 million and extended the date on which it will cease to revolve from December 15, 2025 to June 15, 2027.

There were no other material changes to the terms of Term ABS 2022-2.

The above description of the Amendment does not purport to be complete and is qualified in its entirety by the Amendment, a copy of which is attached as Exhibit 4.152 to this Form 8-K and incorporated herein by reference.

Item 8.01 Other Events.

On June 20, 2024 and June 21, 2024, we issued press releases regarding these transactions. The press releases are attached as Exhibit 99.1 and 99.2 to this Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.146	Indenture, dated as of June 20, 2024, between Credit Acceptance Auto Loan Trust 2024-2 and Computershare Trust Company, N.A.
4.147	Backup Servicing Agreement, dated as of June 20, 2024, among the Company, Credit Acceptance Funding LLC 2024-2, Credit Acceptance Auto Loan Trust 2024-2, and Computershare Trust Company, N.A.
4.148
Amended and Restated Intercreditor Agreement dated June 20, 2024, among the Company, CAC Warehouse Funding LLC II, CAC Warehouse Funding LLC IV, CAC Warehouse Funding LLC V, CAC Warehouse Funding LLC VI, CAC Warehouse Funding LLC VIII, Credit Acceptance Funding LLC 2024-2, Credit Acceptance Funding LLC 2024-1,Credit Acceptance Funding LLC 2024-A, Credit Acceptance Funding LLC 2023-5, Credit Acceptance Funding LLC 2023-A, Credit Acceptance Funding LLC 2023-3, Credit Acceptance Funding LLC 2023-2, Credit Acceptance Funding LLC 2023-1, Credit Acceptance Funding LLC 2022-3, Credit Acceptance Funding LLC 2022-2, Credit Acceptance Funding LLC 2022-1, Credit Acceptance Funding LLC 2021-4, Credit Acceptance Funding LLC 2021-3, Credit Acceptance Funding LLC 2021-1, Credit Acceptance Funding LLC 2019-2, Credit Acceptance Auto Loan Trust 2024-2, Credit Acceptance Auto Loan Trust 2024-1, Credit Acceptance Auto Loan Trust 2024-A, Credit Acceptance Auto Loan Trust 2023-5, Credit Acceptance Auto Loan Trust 2023-3, Credit Acceptance Auto Loan Trust 2023-2, Credit Acceptance Auto Loan Trust 2023-1, Credit Acceptance Auto Loan Trust 2022-3, Credit Acceptance Auto Loan Trust 2022-1, Credit Acceptance Auto Loan Trust 2021-4, Credit Acceptance Auto Loan Trust 2021-3, Computershare Trust Company, N.A., as trustee, Fifth Third Bank, National Association, Bank of Montreal, Flagstar Bank, National Association, as agent, as agent, Citizens Bank, N.A., as agent, and Comerica Bank, as agent.

4.149	Sale and Contribution Agreement, dated as of June 20, 2024, between the Company and Credit Acceptance Funding LLC 2024-2.
4.150
Amended and Restated Trust Agreement, dated as of June 20, 2024, among Credit Acceptance Funding LLC 2024-2, each of the initial members of the Board of Trustees of the Trust, and Computershare Delaware Trust Company.

4.151	Sale and Servicing Agreement, dated as of June 20, 2024, among the Company, Credit Acceptance Auto Loan Trust 2024-2, Credit Acceptance Funding LLC 2024-2, and Computershare Trust Company, N.A.
4.152	Second Amendment to Loan and Security Agreement, dated as of June 21, 2024, among the Company, Credit Acceptance Funding LLC 2022-2, Bank of Montreal, Fairway Finance Company, LLC, and BMO Capital Markets Corp.
99.1	Press release dated June 20, 2024.
99.2	Press release dated June 21, 2024.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREDIT ACCEPTANCE CORPORATION

Date: June 26, 2024	By:	/s/ Douglas W. Busk
Douglas W. Busk
Chief Treasury Officer